SHELL PLC1 Rules of the Shell Share Plan 2014 Shareholders’ Approval: 20 May 2014 Amended: 24 January 2017 Amended: 17 January 2020 Amended: 29 January 2022 Expiry Date: 20 May 2024 One Silk Street London EC2Y 8HQ Telephone (44-20) 7456 2000 Facsimile (44-20) 7456 2222 1 Previously Royal Dutch Shell plc

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2 Table of Contents Contents Page 1 Introduction ........................................................................................................................... 3 2 Granting Awards ................................................................................................................... 3 3 Terms of Awards to be set by Grantor ................................................................................ 4 4 Form of Awards ..................................................................................................................... 5 5 No transfer of Awards ........................................................................................................... 5 6 Individual limit ....................................................................................................................... 6 7 Limits on the use of newly issued shares and treasury shares....................................... 6 8 Variations in share capital, demergers and special distributions.................................... 6 9 Voting, dividends and dividend equivalents ...................................................................... 7 10 Vesting of Awards ................................................................................................................. 7 11 Consequences of Vesting .................................................................................................... 7 12 Cash alternative .................................................................................................................... 8 13 Holding Period ....................................................................................................................... 8 14 Leaving employment ............................................................................................................ 9 15 Death .................................................................................................................................... 11 16 Clawback and malus ........................................................................................................... 11 17 Takeovers and restructurings ............................................................................................ 12 18 Withholding of tax ............................................................................................................... 14 19 Relationship with terms of a Participant’s employment ................................................. 14 20 General ................................................................................................................................. 15 21 Changing these Rules ........................................................................................................ 18 22 Governing law and jurisdiction.......................................................................................... 19 23 Language of the Rules ........................................................................................................ 19 24 Section 409A of the US Internal Revenue Code ............................................................... 19 24 Meaning of Words ............................................................................................................... 20

3 1 Introduction 1.1 Types of Awards These Rules allow for the following types of Awards to be made to Eligible Employees: 1.1.1 Long Term Incentive Awards which are Awards granted to Directors, Executive Committee members (or former Executive Committee members) and Senior Executives which must be subject to a Performance Condition. 1.1.2 Performance Share Awards which are Awards granted to Participants who are not Directors which must be subject to a Performance Condition. 1.1.3 Restricted Share Awards which are Awards which are not subject to a Performance Condition. 1.1.4 Deferred Bonus Awards which are Awards under which the number of shares subject to the award will be related to the amount of bonus the Participant is required or allowed to defer. See Schedule 1. 2 Granting Awards 2.1 Selection of Participants Not all Eligible Employees will be made an Award. The Grantor will select which Eligible Employees will be made Awards and will determine the number of Shares subject to those Awards and the terms of those Awards. The selection criteria, the size of the Awards made and the terms of the Awards made may change from time to time. 2.2 Approval of Directors A Member of the Group (other than the Company) may only grant an Award with the approval of the Directors. 2.3 Timing of grant Subject to any applicable Dealing Restrictions, Awards may only be granted within 42 days starting on any of the following: 2.3.1 the date of any general meeting of the Company; 2.3.2 the day after the announcement of the Company’s results for any period; 2.3.3 any day on which the Directors resolve that exceptional circumstances exist which justify the grant of Awards; 2.3.4 any day on which changes to the legislation or regulations affecting employee share plans are announced, effected or made; or 2.3.5 the lifting of Dealing Restrictions which prevented the granting of Awards during any period specified above. No awards may be granted after 20 May 2024.

4 3 Terms of Awards to be set by Grantor 3.1 Performance Conditions 3.1.1 When granting an Award, the Grantor may (and, in the case of a Long Term Incentive Award or a Performance Share Award, shall) make its Vesting conditional on the satisfaction of one or more conditions linked to performance. A Performance Condition must be specified at the Award Date and may provide that an Award will lapse to the extent that the Performance Condition is not satisfied. 3.1.2 The Grantor may change a Performance Condition in accordance with its terms or if anything happens which causes the Grantor, acting reasonably and in good faith, to consider it appropriate but not so as to make the Performance Condition materially more difficult to satisfy. 3.1.3 This rule 3.1.3 applies to Awards granted up to and including 16 January 2020. Notwithstanding the above, the Grantor, acting reasonably and in good faith, has discretion to reduce (including, for the avoidance of doubt, a reduction to zero) the extent to which any Award vests on the basis of the wider performance of the Company. 3.1.4 This rule 3.1.4 applies to Awards granted on or after 17 January 2020. Notwithstanding the above, the Grantor, acting reasonably and in good faith, has discretion to adjust (including, for the avoidance of doubt, a reduction to zero) the extent to which any Award Vests if it considers that: (i) such Vesting level does not reflect the wider financial or non-financial performance of the Company or the Participant over the Performance Period; (ii) such Vesting level is not appropriate in the context of circumstances that were unexpected or unforeseen at the Award Date; or (iii) there exists any other reason why an adjustment is appropriate, taking into account such factors as the Grantor considers relevant. 3.2 Other conditions The Grantor may impose other conditions when granting an Award. Any condition must be specified at the Award Date and may provide that an Award will lapse to the extent it is not satisfied. The Grantor may change a condition in accordance with its terms or if anything happens which causes the Grantor, acting reasonably and in good faith, to consider it appropriate but not so as to make the condition materially more difficult to satisfy. 3.3 Other terms to be set on grant When granting an Award, the Grantor will decide: 3.3.1 whether the Award is a Long Term Incentive Award, a Performance Share Award, a Restricted Share Award or a Deferred Bonus Award; 3.3.2 subject to rules 6 and 7, the number and class of Shares subject to the Award or the method for determining the number and class; 3.3.3 any Performance Condition or other condition;

5 3.3.4 the Qualifying Date; 3.3.5 the Award Date; 3.3.6 whether the Award will be subject to a Holding Period (see rule 13) and, if so, when it will end and the number or proportion of Shares received on Vesting which will be Holding Shares (or how that number or percentage will be determined); 3.3.7 any Adjustment Events which will apply to the Award (see rule 16); and 3.3.8 whether or not dividend equivalents will be payable (under rule 9) in respect of the Award and, if so, on what basis. 4 Form of Awards 4.1 Documentation of Awards Awards will be granted by deed or in any other manner which is legally enforceable in the relevant jurisdiction. Each Participant will be informed of the terms of the Award (to the extent that they are not set out in these rules) as soon as practicable after the Award Date. They may be informed of the terms by being given a copy of the deed referred to above or by any other means (including the updating of any personalised webpage or other electronic means). A Participant may be required to enter into an agreement in writing with the Grantor which provides that he agrees to the Award being granted to him subject to the rules (and any other terms set by the Grantor). In such case, the Award will not be valid until the agreement has been signed. 4.2 No payment A Participant is not required to pay any Member of the Group for the grant of any Award. 4.3 Rejection of Award Any Participant may reject all or part of his Award within 90 days after the Award Date (or, if earlier, before the date on which the Award Vests) by notice in writing to any person nominated by the Grantor. If this happens, the Award, or such part of it, will be deemed never to have been granted. A Participant is not required to pay any Member of the Group for the rejection. If the Participant does not reject his Award as described above he will (subject to rule 4.1) be deemed to have unconditionally accepted the Award as of the Award Date. 5 No transfer of Awards An Award and any rights in respect of it are personal to the Participant and only the Participant may enforce those rights. No Award nor any rights in respect of it can be transferred, pledged, encumbered, assigned or otherwise disposed of. A Participant must not create, buy or sell any derivative instrument involving an Award or any Shares subject to it. If an Award or any rights in respect of it are transferred or if such a derivative instrument is created, bought or sold or if the Participant otherwise ceases to be the sole beneficiary of the Award or any rights in respect of it (including by operation of law), the Award will lapse except to the extent that the Directors decide otherwise.

6 This rule 5 does not apply to the transmission of an Award on the death of a Participant to his personal representatives (or to or its subsequent enforcement by them). 6 Individual limit No Award may be granted to any person which would be in breach of the limit specified in the last approved directors’ remuneration policy under Chapter 9 of Part 15 of the Companies Act 2006 or a limit set by applicable law. 7 Limits on the use of newly issued shares and treasury shares 7.1 10 % in 10 years limit The number of Shares which may be allocated under these Rules on any day must not exceed 10 per cent of the ordinary share capital of the Company in issue immediately before that day, when added to the total number of Shares which have been allocated in the previous 10 years under these Rules and any other employee share plan operated by the Company. 7.2 5% in 10 years limit The number of Shares which may be allocated under these Rules on any day must not exceed 5 per cent of the ordinary share capital of the Company in issue immediately before that day when added to the total number of Shares which have been allocated, other than on an all-employee basis, in the previous 10 years under these Rules and any other employee share plan adopted by the Company. 7.3 Exclusion Where the right to acquire Shares is released or lapses, the Shares concerned are ignored when calculating the limits in this rule 7. 7.4 Definitions for this rule 7.4.1 For the purposes of this rule, shares are allocated to employees of a Member of the Group on an “all-employee basis” if they are offered or allocated: (i) to all or substantially all employees of that Member of the Group on similar terms; or (ii) under an all-employee share plan. For these purposes, shares may be allocated or offered on similar terms even though the terms on which they are offered or allocated may vary by reference to the employees’ remuneration or length of service etc. 7.4.2 For the purposes of this rule, shares are “allocated” if they have been issued or must be issued for the purposes of satisfying an Award. For so long as the Directors consider that it is best practice to count treasury shares for the purposes of the limits in this rule 7, shares are also “allocated” if they have been or must be transferred out of treasury for the purposes of satisfying Awards. 8 Variations in share capital, demergers and special distributions If there is:

7 (a) a variation in the equity share capital of the Company, including a capitalisation, sub- division, consolidation or reduction of share capital; or (b) a rights issue; or (c) a demerger (in whatever form); or (d) a special dividend or distribution; or (e) any similar transaction which the Directors consider may affect the value of an Award; the Directors may, acting reasonably and in good faith, adjust (retrospectively or otherwise) the number or class of shares or securities comprised in an Award or change the identity of the company or companies whose shares are subject to the Award. 9 Voting, dividends and dividend equivalents A Participant shall not be entitled to vote, to receive dividends or to have any other rights of a shareholder in respect of Shares subject to an Award until the Shares are issued or transferred to the Participant or to another person to hold the shares for his benefit. However, the Grantor, with the approval of the Directors, may grant an Award on the basis that, on Vesting, the Grantor shall procure that the Participant receives an amount equal to the amount per Share of all dividends the record date for which falls between the Award Date and the date of Vesting, multiplied by the number of Shares in respect of which the Award is Vesting assuming full dividend reinvestment. However, in the case of a Participant's death, the relevant period will be extended to the date of issue or transfer in respect of the Participant. This amount may be paid in cash or in such whole number of Shares (rounded up) as has a Market Value (as at the date of Vesting) as nearly as practicable equal to that amount. The cash will be paid or Shares issued or transferred on the same date as cash is paid or Shares are issued or transferred with respect to the underlying Award and the payment, issue or transfer will be subject to rule 18 (Withholding of tax). For the avoidance of doubt, the amount paid will be calculated on the basis of the dividend including any related tax credit. 10 Vesting of Awards Except where any of rules 14 to 17 apply, an Award shall Vest on the latest of the following: (a) the date on which the extent to which any Performance Condition or other condition set under rule 3.2 is satisfied has been determined; or (b) the Qualifying Date. To the extent that an Award has not lapsed or Vested on that date, it will lapse on that date. 11 Consequences of Vesting Subject to rules 12 and 13, the Grantor will procure that Shares are issued or transferred (from treasury or otherwise) at the Grantor’s discretion to the Participant or to a nominee, trustee or other entity designated by the Grantor for the Participant’s benefit. Such issue or transfer will be made, subject to any Dealing Restriction which prevents such issue or

8 transfer, as soon as reasonably practicable and will normally be made within 45 days of the date of Vesting; provided, however, that such issue or transfer will be made not later than: (a) where rule 14.2.1 (only in the case of Restricted Share Awards), 14.3, 14.5, 15, 17.3 or 17.6 applies, March 15 of the calendar year following the calendar year in which the cessation or early vesting date (rule 14.2.1, 14.3, or rule 14.5), death (rule 15), date of obtaining Control or sanction (rule 17.3) or decision of the Directors (rule 17.6) occurs and (b) in all other cases, March 15 of the calendar year following the calendar year in which the relevant Qualifying Date occurs. If, however, any Dealing Restriction would delay such issue or transfer beyond the relevant deadline set out in this rule, then the Vested Award will be paid in cash pursuant to Rule 12 not later than such relevant deadline. 12 Cash alternative The Grantor may, with the approval of the Directors, satisfy an Award by paying (subject to rule 18 (Withholding of tax)) a cash amount equal to the Market Value of the Shares in respect of which the Award has Vested. This amount will be paid as provided in rule 11. An Award may be granted on the basis that it will only ever be satisfied by paying a cash amount in the manner described in this rule 12. 13 Holding Period This rule 13 will apply where the Grantor decides that an Award is subject to a Holding Period under rule 3.3 or one is imposed under rule 16. 13.1 Consequences of Holding Period on Vesting Following Vesting, the Holding Shares will be issued or transferred to the Participant (or a nominee selected by the Grantor) in accordance with rule 11 but on the condition that they be held on the basis set out in this rule 13. The Grantor may require the Participant to take any actions as it considers necessary or desirable to give effect to this rule. The balance of the Shares in respect of which the Award is Vesting will be issued or transferred as described in rule 11. 13.2 Rights of Participant during the Holding Period 13.2.1 During the Holding Period, the Participant will be a shareholder and will therefore be entitled to vote and, subject to rule 13.2.2, to receive dividends and have all other rights of a shareholder in respect of the Holding Shares. 13.2.2 However, the Participant may not transfer, assign or otherwise dispose of any of the Holding Shares or any interest in them, except in the case of the sale of sufficient entitlements nil-paid in relation to a Share to take up the balance of the entitlements under a rights issue. 13.3 Rights of Participant at the end of the Holding Period Subject to rule 16, and to any contrary provision specified at the Award Date, the Holding Period will end on the earliest of the following:

9 13.3.1 the date set by the Grantor under rule 3.3; 13.3.2 the date on which the Directors decide that the number of Shares which are subject to the Holding Period is sufficiently small that the continuation of the Holding Period is not warranted; 13.3.3 the date on which the Participant ceases to be an employee of a Member of the Group; 13.3.4 the Participant’s death; 13.3.5 the date on which rule 17 (takeovers and restructurings) applies; 13.3.6 the date on which the Directors decide, in any other circumstances, that the Holding Period should come to an end. At the end of the Holding Period, the restrictions in rule 13.2 will cease to apply. 14 Leaving employment 14.1 General rule If a Participant ceases to be an employee of a Member of the Group before the Qualifying Date, his Award will lapse on the date of cessation except as otherwise provided in this rule 14 or rule 15. For the avoidance of doubt if a Participant ceases to be an employee of a Member of the Group after the Qualifying Date, the Award will continue. This rule does not apply in relation to a Deferred Bonus Award. If a Participant ceases to be an employee of a Member of the Group before the Qualifying Date, his Deferred Bonus Award will not lapse but will continue in effect and may Vest in accordance with rule 10. 14.2 Exceptions to the general rule Subject to rules 14.3 and 14.4, if the Participant ceases to be an employee of a Member of the Group before the Qualifying Date because of: 14.2.1 disability, injury or ill-health; 14.2.2 retirement as determined by the Grantor (which determination may take into consideration, among other items, local laws, regulations or policies); 14.2.3 redundancy; 14.2.4 the completion of a fixed-term contract; or 14.2.5 any other reason, with the specific consent of the Grantor (given within 14 days after cessation of the Participant’s employment), his Award will continue and will Vest in accordance with rule 10, provided however, that the Directors may reduce the Award pro rata to reflect the time which has elapsed during the Performance Period or, if there is no Performance Period, between the Award Date and the date of cessation. Any Holding Period will not apply. Notwithstanding the foregoing, in the case of a Restricted Share Award, the Award will lapse on the date of cessation unless rule 14.2.1 applies, in which case the Award will Vest on the date of cessation as described above.

10 14.3 Early Vesting Where rule 14.2 applies, the Grantor may decide that the Award will Vest on cessation or on a later date chosen by it, but not later than the latest of the dates set out in rules 10(a) or 10(b). 14.4 Extent of Vesting Where rule 14.2 applies, the Directors will determine the extent to which any Performance Condition or other condition under rule 3.2 has been satisfied in the manner specified in the Performance Condition or other condition or, if this is not specified in the Performance Condition or other condition, in such manner as they consider reasonable. The Directors may reduce the Award pro rata to reflect the time which has elapsed during the Performance Period or, if there is no Performance Period, between the Award Date and the date of cessation or later date of Vesting chosen under rule 14.3. To the extent an Award does not Vest under this rule, it will lapse on the date of early Vesting chosen by the Grantor under rule 14.3, if applicable. 14.5 Sale of employer 14.5.1 Subject to rule 14.5.2, if a Participant ceases to be an employee of a Member of the Group by reason of: (i) the Participant’s employing company ceasing to be under the Control of the Company or a Member of the Group; or (ii) a transfer of the undertaking, or the part of the undertaking, in which the Participant works to a person which is neither under the Control of the Company nor a Member of the Group, his Award will Vest on the date of cessation to the extent to which the Directors determine that any Performance Condition or other condition under rule 3.2 has been satisfied in the manner specified in the Performance Condition or other condition or, if this is not specified in the Performance Condition or other condition, in such manner as they consider reasonable. The Directors may reduce the Award pro rata to reflect the time which has elapsed during the Performance Period or, if there is no Performance Period, between the Award Date and the date of cessation or later date of Vesting chosen under rule 14.3. 14.5.2 Where this rule 14.5 applies and to the extent that the Directors determine that equivalent rights have been granted or offered to the Participants, then the Awards will not Vest under this rule to the extent that the Directors so determine. To the extent that the Directors determine that any Awards do not Vest under this rule then they will lapse. 14.6 Meaning of “ceasing to be an employee” For the purposes of this rule 14 a Participant will be treated as continuing to be an employee of a Member of the Group: 14.6.1 if he is either an employee or a director of any Member of the Group; or 14.6.2 if he recommences employment with or becomes a director of a Member of the Group within 7 days.

11 15 Death If a Participant dies before the Qualifying Date, his Award will Vest in full on the date of death or, if there is a target level set out in the Performance Condition, then at that target level subject to any other conditions set under rule 3.2. However, if the Participant dies after the Qualifying Date but before the date on which the extent to which any Performance Condition or other condition set under rule 3.2 is satisfied has been determined, his Award will Vest to the extent only that the Performance Condition or other condition is satisfied. 16 Clawback and malus 16.1 Effect of Adjustment Event If the Directors determine that an Adjustment Event has occurred, they may decide that one or more of the following will apply to one or more of a Participant’s Awards: 16.1.1 The number of Shares in respect of which the Award would otherwise Vest will be reduced. 16.1.2 The Award will lapse wholly or in part. 16.1.3 If the Award is subject to a Holding Period, it will be extended or, if it is not, one will be imposed. 16.1.4 Additional Performance Conditions or other conditions specified by the Directors will be imposed on Vesting of the Award. 16.1.5 The Participant will be required to transfer some or all of the Shares received under the Award (including any Holding Shares) as directed by the Directors for no consideration or, to the extent that the Participant no longer holds those Shares, to pay to or to the order of the Company an amount equal to the Market Value of those Shares on the date of acquisition or disposal. 16.1.6 The Participant will be required to pay to or to the order of the Company the amount of any cash he has been paid in respect of an Award. 16.2 Application of this rule 16.2.1 For the avoidance of doubt, rule 16.1 can apply in relation to a Participant’s Award: (i) before or after the Participant has ceased to be an employee of a Member of the Group; (ii) whether the Adjustment Event occurred before, after or while he was an employee; (iii) whether the Adjustment Event occurred before or after the grant or Vesting of the Award; (iv) (except where the Adjustment Event specifically refers to the Participant’s conduct) whether or not the Participant was responsible for or accountable for the Adjustment Event; (v) whether or not Members of the Group have suffered a financial loss as a result of the Adjustment Event.

12 16.2.2 The Directors may decide that Rules 16.1.5 and 16.1.6 will only apply for a period of time, prescribed by the Directors from time to time, after the acquisition of the Shares by the Participant or the receipt of the cash amount in respect of the Award by the Participant. Where rule 16.1.5 or 16.1.6 applies, the Directors may decide that the number of Shares to be transferred or the amount to be paid will be reduced by reference to any income tax or social security contributions paid by or withheld for the Participant in respect of the Award. 17 Takeovers and restructurings 17.1 Takeovers to which this rule 17 applies This rule 17 applies where: 17.1.1 a person (or a group of persons acting in concert) obtains Control of the Company as a result of making an offer to acquire Shares; or 17.1.2 under section 895 of the Companies Act 2006 (or any equivalent non-UK procedure), a court sanctions a compromise or arrangement in connection with the acquisition of Shares. 17.2 Exchange of Awards with agreement of Acquiring Company If rule 17.1 applies and any company who obtains Control as a result of the offer or the sanction (the “Acquiring Company”) and the Directors agree, each Award will be automatically exchanged, in full, for a new award in accordance with this rule 17.2. The new award: 17.2.1 must confer a right to acquire shares in the Acquiring Company or another body corporate determined by the Acquiring Company; 17.2.2 subject to the rest of this rule 17, will be governed by the same terms as applied to the existing Award immediately before exchange; 17.2.3 will be treated as having been acquired at the same time as the existing Award and, subject to rule 17.2.4, will Vest in the same manner and at the same time; 17.2.4 will, if the existing award was subject to a Performance Condition or other condition set under rule 3.2, be subject to an equivalent Performance Condition which gives rise to a substantial risk of forfeiture; and 17.2.5 will be governed by these Rules as if references to Shares were references to the shares over which the new award is granted and references to the Company were references to the Acquiring Company or the body corporate determined under rule 17.2.1. 17.3 Acquiring Company does not agree to exchange Awards 17.3.1 This rule 17.3.1 applies to Awards granted up to and including 16 January 2020. If rule 17.1 applies and the Acquiring Company or the Directors do not agree to an exchange in accordance with rule 17.2 (or if the person who obtains Control is not a company), each Award will Vest in full on the date on which the person obtains Control or the date of the sanction if there is no Performance Condition and otherwise

13 will Vest on that date only to the extent that any Performance Condition and any other condition set under rule 3.2 has been satisfied to the date of Vesting and will lapse as to the balance. 17.3.2 This rule 17.3.2 applies to Awards granted on or after 17 January 2020. If rule 17.1 applies and the Acquiring Company or the Directors do not agree to an exchange in accordance with rule 17.2 (or if the person who obtains Control is not a company), each Award will Vest on the date on which the person obtains Control or the date of the sanction: (i) in full, if there is no Performance Condition; or (ii) to the extent that any Performance Condition and any other condition set under rule 3.2 has been satisfied to the date of Vesting, provided, however, that the Award will be reduced pro rata to reflect the time which has elapsed during the Performance Period or, if there is no Performance Period, between the Award Date and the date of the relevant event (unless the Directors determine otherwise) and will lapse as to the balance. 17.4 Re-organisations If the Directors consider that the offer or sanction is an internal reconstruction or reorganisation which does not involve a significant change in the identity of the ultimate shareholders of the Company, each Award will be exchanged, as described in rule 17.2, (except for rule 17.2.4) whether or not the Acquiring Company agrees. The Award will be exchanged in full and any Performance Condition and/or other condition set under rule 3.2 which applied to the original Award will apply to the new award, subject to such adjustments as the Directors consider reasonable to take account of the reconstruction or reorganisation and the exchange of Awards. 17.5 Determination of extent to which condition is satisfied The Directors will determine the extent to which any Performance Condition and any other condition set under rule 3.2 has been satisfied on the relevant date under this rule 17 in the manner specified in the Performance Condition or other condition set under rule 3.2 or, if this is not specified in the Performance Condition or other condition set under rule 3.2, in such manner as they consider reasonable. 17.6 Other transactions If the Directors become aware that the Company is or is expected to be affected by any demerger, distribution (other than an ordinary dividend) or other transaction not falling within rule 17.1 which, in the opinion of the Directors, would affect the current or future value of any Award, the Directors may allow an Award to Vest but, if there is a Performance Condition and/or other condition set under rule 3.2, only to the extent that the Performance Condition and any other condition set under rule 3.2 has been satisfied and subject to any other conditions the Directors may decide to impose provided, however, in respect of Awards granted on or after 17 January 2020 that the Award will be reduced pro rata to reflect the time which has elapsed during the Performance Period or, if there is no Performance Period, between the Award Date and the date of the transaction (unless the Directors determine otherwise). The Award will lapse as to the balance.

14 18 Withholding of tax The Company, the Grantor, any employing company or trustee of any employee benefit trust may withhold such amount and make such arrangements as it considers necessary to meet any liability to taxation or social security contributions in respect of an Award. These arrangements may include the sale of Shares on behalf of a Participant or a reduction in the number of Shares to which the Participant would otherwise be entitled. Where applicable, the amount of an Award will be subject to deductions for hypothetical tax and/or social security consistent with Company or Grantor policies. The Participant must enter into any elections required by the Grantor in relation to Shares subject to an Award or Holding Shares including elections under Part 7 of the Income Tax (Earnings and Pensions) Act 2003 or relevant local legislation. 19 Relationship with terms of a Participant’s employment (a) For the purposes of this rule 19, “Employee” means any person who is or will be eligible to be a Participant or any other person including a person who may become entitled to a Deferred Bonus Award in respect of the current financial year but has not yet been granted a Deferred Bonus Award. (b) This rule 19 applies during an Employee’s employment and after the termination of an Employee’s employment, whatever the circumstances of such termination. (c) Nothing in the rules or in the terms of or the practice of granting Awards forms part of an Employee’s contract of employment The rights and obligations arising from the employment relationship between the Employee and any Member of the Group are separate from, and are not affected by, the Rules or any Awards made. The grant of an Award does not create any right to, or expectation of, continued employment and does not create any right to or expectation of the grant of an Award on the same basis, or at all, in the future. (d) Any benefits received under these Rules are not pensionable and do not affect pension benefits or any other employee benefits in any way except as may be otherwise provided in the terms of any applicable pension or other benefit plan. (e) Without prejudice to an Employee’s right in respect of an Award subject to and in accordance with the express terms of these Rules and the Performance Condition and/or any other condition set under rule 3.2, no Employee has any right to have any decision or discretion exercised in a particular manner (or at all). (f) Without prejudice to an Employee’s right in respect of an Award subject to and in accordance with the express terms of these Rules, the Performance Condition and any other condition set under rule 3.2, no Employee has any right to compensation resulting from: (i) any loss or reduction of any rights or expectations under these Rules in any circumstances (including termination of employment whatever the circumstances of such termination); (ii) any exercise of a discretion or a decision taken under these Rules, or any failure to exercise a discretion or take a decision; (iii) the operation, suspension, termination or amendment of these Rules.

15 (g) Any and all discretions, decisions or omissions relating to an Award may operate to the disadvantage of the Employee, even if this could be regarded as capricious or unreasonable, or could be regarded as in breach of any implied term between the Employee and his employer, including any implied duty of trust and confidence. Any such implied term is excluded and overridden by this rule 19. (h) Awards are granted only on the basis that the Participant accepts all the provisions of these Rules, including in particular this rule 19. (i) Nothing in these Rules confers any benefit, right or expectation on a person who is not an Employee. No such third party has any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of these Rules. This does not affect any other right or remedy of a third party which may exist. 20 General 20.1 Directors' decisions final and binding The decision of the Directors, in their sole and absolute discretion, on the interpretation of these Rules or in any dispute relating to an Award or matter relating to these Rules or the terms of any Award will be final and conclusive. 20.2 Documents sent to shareholders The Company may send to Participants copies of any documents or notices normally sent to the holders of its Shares at or around the same time as issuing them to the holders of its Shares. 20.3 Regulations The Directors can make or vary regulations for the administration and operation of these Rules but these must be consistent with its rules. 20.4 Data protection By accepting any benefit in respect of an Award, the Participant consents to the holding and processing of personal data provided by the Participant to any Member of the Group for all purposes relating to the operation of these Rules. These include, but are not limited to: 20.4.1 administering and maintaining Participant records; 20.4.2 providing information to trustees of any employee benefit trust, registrars, brokers or third party administrators; 20.4.3 providing information to future purchasers of any Member of the Group or the business in which the Participant works; and 20.4.4 transferring information about the Participant to a country or territory outside the European Economic Area. 20.5 Consents All allotments, issues and transfers of Shares will be subject to any necessary consents under any relevant enactments or regulations for the time being in force. The Participant will be responsible for complying with any requirements he needs to fulfil in order to obtain or avoid the necessity for any such consent.

16 20.6 Consistency with directors’ remuneration policy and regulatory requirements Nothing in these rules or the terms of any Award will oblige the Grantor or any other person to issue or transfer any shares or make payment (including any remuneration payment or payment for loss of office) which would be inconsistent with: 20.6.1 the approved directors’ remuneration policy of the Company and in breach of Chapter 4A of Part 10 of the Companies Act 2006; or 20.6.2 any law, regulation, guideline or rule book applicable to any Member of the Group or any remuneration policy adopted pursuant to such a law, regulation, guideline or rule book, and to the extent that any Award is so inconsistent, the Directors may, acting reasonably and in good faith, adjust (retrospectively or otherwise) the number or class of shares or securities comprised in an Award and/or impose additional conditions on the Vesting of such Award. No Member of the Group will be obliged to seek the approval of any regulator or of its members in general meeting for any such issue, transfer or payment but may make such changes as the Committee considers are necessary or desirable to the terms of the issue, transfer or payment to ensure that consistency. 20.7 Articles of association Any Shares acquired under these Rules are subject to the articles of association of the Company from time to time in force. 20.8 Rights attaching to Shares Shares issued pursuant to an Award will rank equally in all respects with the Shares in issue on the date of allotment. They will not rank for any rights attaching to Shares by reference to a record date preceding the date of allotment. Where Shares are transferred, including transferred out of treasury, the Participant will be entitled to all rights attaching to the Shares by reference to a record date on or after the transfer date. The Participant will not be entitled to rights before that date. 20.9 Listing of Shares If and so long as the Shares are listed on any stock exchange, the Company will apply for listing of any Shares issued under these Rules on any such exchange as soon as practicable. 20.10 Exchange rates Where it is necessary to make any currency conversion under these rules, the exchange will be at such rate and at such time as the Company decides. 20.11 Unfunded Awards Awards shall be unfunded and no Member of the Group shall be required to segregate any assets which may at any time be represented by an Award. Any liability of any Member of the Group to any person with respect to an Award shall be based solely upon any contractual obligations which may be created by these Rules. No such obligation shall be deemed to be secured by any pledge or other encumbrance on any property of any Member of the Group or funded or secured in any way.

17 20.12 Indemnification The Company shall indemnify (or procure that any relevant Member of the Group indemnifies) each Indemnitee to the fullest extent permitted under applicable laws and under its constitution, against all or any portion of liability and/or costs and expenses reasonably incurred by such Indemnitee, in connection with, arising out of, or resulting from, any claim, suit or proceeding in which he may be involved by reason of having been an Indemnitee; provided however, no Member of the Group shall be obliged to indemnify any Indemnitee against any liability, costs or expenses in connection with any act or omission to act in respect of which the Indemnitee shall be finally adjudged in any action, suit or proceeding to have been guilty of fraud or wilful misconduct in the performance of his duties. “Indemnitee”, for the purposes of this rule 20.12 means an individual who, while an employee or director of any Member of the Group and acting with respect to these Rules, acts as a fiduciary, agent, director of that or any other Member of the Group, or in any other capacity exercises administrative responsibility with respect to these Rules. 20.13 Separate provisions Each of the provisions of these Rules is entirely separate and independent from each of the other provisions. If any provision of any rule is found to be invalid, illegal or unenforceable, in whole or in part, in relation to an Award or a Participant, the provision shall apply to that Award or Participant with whatever deletion or modification is necessary so that the provision is legal, valid and enforceable and, so far as reasonably practicable, gives effect to the commercial intention of the Grantor. To the extent it is not possible to delete or modify the provision in whole or in part then such provision or part of it will be deemed, to the extent that it is illegal, invalid or unenforceable, never to have been part of these Rules in relation to that Award or that Participant and to the extent that it is possible to do so, this will not affect the validity or enforceability of any of the remaining provisions of that or any other rule. 20.14 Notices Any notice or other document which has to be given to a person who is or will be eligible to be a Participant may be delivered or sent by post to him at his home address according to the records of his employing company; or sent by e-mail or fax to any e-mail address or fax number which according to the records of his employing company is used by him or in either case such other address which the Company considers appropriate. Any notice or other document which has to be given to the Company or other duly appointed agent under or in connection with these Rules may be delivered or sent by post to it at its registered office (or such other place as the Directors or duly appointed agent may from time to time decide and notify to Participants) or sent by e-mail or fax to any e-mail address or fax number notified to the Participant. Notices sent by post will be deemed to have been given on the second day after the date of posting. However, notices sent by or to a Participant who is working overseas will be deemed to have been given on the seventh day after the date of posting. Notices sent by e-mail or fax, in the absence of evidence to the contrary, will be deemed to have been received on the day after sending.

18 20.15 Small Payments If for whatever reason a small payment would otherwise be due to a Participant, the Company may in its absolute discretion decide instead not to pay that amount and in such a case the Participant will lose any right to receive the relevant amount. In this context a small payment is a payment of less than the value of one Share as at the date of the proposed payment or an amount which would be reduced to less than the value of one Share once any charges and foreign exchange costs had been taken into account. 21 Changing these Rules 21.1 Directors’ powers Except as described in the rest of this rule 21, the Directors may, at any time, change these Rules in any way, including retrospective amendments and amendments to the terms of Awards already made. 21.2 Shareholder approval 21.2.1 Except as described in rule 21.2.2, the Company in general meeting must approve in advance by ordinary resolution any proposed change to these Rules to the advantage of present or future Participants, which relates to the following: (i) the persons to or for whom Shares may be provided; (ii) the limitations on the number of Shares which may be issued; (iii) the individual limit for each Participant; (iv) any rights attaching to the Awards and the Shares; (v) the rights of a Participant in the event of a capitalisation issue, rights issue, sub-division or consolidation of shares or reduction or any other variation of capital of the Company; (vi) the terms of this rule 21.2.1. 21.2.2 The Directors can change these Rules and need not obtain the approval of the Company in general meeting for any changes to Performance Conditions or other conditions in accordance with rule 3.1 or 3.2 or for minor changes: (i) to benefit administration; (ii) to comply with or take account of the provisions of any proposed or existing legislation; (iii) to take account of any changes to legislation; or (iv) to obtain or maintain favourable (or avoid unfavourable) tax, exchange control or regulatory treatment of the Company, any Subsidiary or any present or future Participant. 21.3 Notice The Directors may (but need not) give notice of any changes made to any Participant affected and the absence of any such notification will not affect the validity of any such change.

19 22 Governing law and jurisdiction English law governs these Rules and all Awards and their construction. The English Courts have exclusive jurisdiction in respect of disputes arising under or in connection with these Rules or any Award. 23 Language of the Rules The language of these Rules is English. In the event of any conflict, the English language version will prevail. 24 Section 409A of the US Internal Revenue Code It is intended that these Rules comply with Section 409A of the US Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder as in effect from time to time ("Section 409A"), and all provisions of these Rules shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. For the avoidance of doubt, neither the Participant nor any creditor or beneficiary of the Participant shall, if the Participant is subject to tax in the United States, have the right to subject any deferred compensation (within the meaning of Section 409A) payable under these Rules to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to or for the benefit of the Participant under these Rules may not be reduced by, or offset against, any amount owing by the Participant to the Company or any affiliate. If, at the time of the Participant's separation from service (x) the Participant shall be a specified employee (within the meaning of Section 409A and using the identification methodology selected by the Company from time to time) and (y) the Company shall make a good faith determination that an amount payable (including Shares) under these Rules constitutes deferred compensation (within the meaning of Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then the Company (or an affiliate, as applicable) shall not pay such amount (or issue or transfer Shares) on the otherwise scheduled payment date but shall instead accumulate such amount and pay it (or issue or transfer Shares), without interest, during the seventh month following such separation from service. For the purposes of this paragraph, the term “separation from service” means, with respect to a Participant, the Participant’s termination of employment with the service recipient due to death, retirement or otherwise as provided in US Treasury Regulation § 1.409A-1(h), subject to the following: (a) the service recipient shall be determined without substituting “at least 50 percent” for “at least 80 percent” each place it appears in Sections 1563(a)(1), (2) and (3) of the Code and in US Treasury Regulation § 1.414(c)-2 (i.e., the “at least 80 percent” standard shall apply in determining the businesses under common control/controlled group); and (b) if no action is taken to exercise the discretion under US Treasury Regulation § 1.409A-1(h)(4) to specify whether Participants have experienced a separation from service in connection with certain asset purchase transactions, a separation from service shall be treated as having occurred. Notwithstanding any provision of these Rules to the contrary, in light of the uncertainty with respect to the proper application of Section 409A, the Company reserves the right to make

20 amendments to these Rules as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A. In any case, the Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of the Participant in connection with these Rules or any Award hereunder (including any taxes and penalties under Section 409A), and neither the Company nor any affiliate shall have any obligation to indemnify or otherwise hold the Participant harmless from any or all of such taxes or penalties. 24 Meaning of Words In these rules: “Adjustment Event” means an event by virtue of which rule 16 applies, which will be set, in relation to each Award, by the Grantor under rule 3.3; “Award” means any award made under these Rules, including a Long Term Incentive Award, a Performance Share Award, a Restricted Share Award or a Deferred Bonus Award; “Award Date” means the date which the Grantor sets for the grant of an Award; “Business Day” means a day on which any stock exchange which is nominated by the Directors (for some or all purposes under these Rules) and on which the Shares are traded is open for the transaction of business; “Company” means Shell plc; “Control” has the meaning given to it by Section 995 of the Income Tax Act 2007; “Dealing Restrictions” means restrictions imposed by any law, order, regulation or Government directive, the rules applying to any listing of the Company, any code adopted by the Company regulating dealings in shares by employees or directors or any restriction imposed by the Company’s compliance officer; “Deferred Bonus Award” means an Award as described in Schedule 1; “Directors” means the board of directors of the Company or any committee of the board of directors or other person or body to whom the board of directors delegates any function under these rules or, where rule 17 applies, those people who were the Directors immediately before the event by virtue of which that rule applies; “Eligible Employee” means any employee of any Member of the Group; “Grantor” means, in relation to any Award, the Company or other Member of the Group which granted the Award under rule 2.1; “Long Term Incentive Award” means an Award granted to a Director, a member (or former member) of the Executive Committee or a Senior Executive, designated by the Grantor as a Long Term Incentive Award, Vesting of which is subject to a Performance Condition; “Holding Shares” means the Shares in respect of which an Award has Vested and which are subject to a Holding Period as determined under rule 3.3; “Holding Period” means a period during which Shares received on Vesting of an Award must be held in accordance with rule 13; “Market Value” means the price of a Share determined using any reasonable method selected by the Directors;

21 “Member of the Group” means: (a) the Company; and (b) its Subsidiaries from time to time; (c) any other company, partnership or limited liability company which is associated with the Company and is so designated by the Directors (for some or all purposes under these Rules); “Participant” means a person holding an Award or his personal representatives; “Performance Condition” means any performance condition imposed under rule 3.1; “Performance Period” means the period in respect of which a Performance Condition is to be satisfied; “Performance Share Award” means an Award, granted to a Participant who is not a Director, designated by the Grantor as a Performance Share Award, vesting of which is subject to a Performance Condition; “Qualifying Date” means a date set by the Grantor which shall not normally be earlier than the third anniversary of the Award Date or, if there is a Performance Condition, of the start of the Performance Period. However, the Grantor may, in its absolute discretion, determine that it shall be any other date. If the Grantor does not set the Qualifying Date, it shall be the third anniversary of the Award Date; “Restricted Share Award” means an Award, designated by the Grantor as a Restricted Share Award, vesting of which is not subject to any Performance Condition; “Regulatory Information Service” means a service listed in Schedule 12 to the UK Listing Authority Listing Rules; “Rules” means these rules (including any schedules) as amended from time to time; “Shares” means, subject to rules 8 and 17, fully paid ordinary shares in the capital of the Company or American Depository Receipts representing those shares; “Subsidiary” means a company which is a subsidiary of the Company within the meaning of Section 1159 of the Companies Act 2006; “Vesting” means a Participant becoming entitled to have the Shares issued or transferred to him or to another person to hold the shares for his benefit subject to these rules; and Words of, or implying, one gender shall include the other gender.

22 Schedule 1 Deferred Bonus Awards Deferred Bonus Awards are subject to these Rules, as varied by this Schedule. 1 Eligibility The Grantor, with the approval of the Directors, may select any Eligible Employee to be eligible to be granted a Deferred Bonus Award in respect of any bonus payable to him. 2 Size of Deferred Bonus Award At any time before the amount of the Participant’s bonus is determined, the Grantor will decide the proportion of the relevant bonus which will be paid as a Deferred Bonus Award. To the extent that the bonus is not to be paid as a Deferred Bonus Award, it will be paid in cash (or in any other form) in accordance with its terms. 3 Grant of Deferred Bonus Award As soon as reasonably practicable after the amount of the relevant bonus has been determined, the Grantor will grant to the Participant a Deferred Bonus Award over a number of Shares equal to that proportion of the bonus which is to be paid as a Deferred Bonus Award divided by the Market Value of a Share on the Award Date (rounded down to the nearest whole share). Subject to this Schedule, the Grantor shall set the terms of Deferred Bonus Awards in accordance with the rules. If the Participant is not an employee or director of a Member of the Group on the Award Date, he will not be entitled to be granted a Deferred Bonus Award. 4 Leaving employment If a Participant ceases to be an employee of a Member of the Group before the Qualifying Date, his Deferred Bonus Award will continue. For the avoidance of doubt if a Participant ceases to be an employee of a Member of the Group after the Qualifying Date, the Award will continue. 5 Takeovers and restructurings For the avoidance of doubt, where rule 17 applies, Deferred Bonus Awards will continue to the extent that they are not exchanged under that rule and if Shares shall, directly or indirectly as a result of the takeover or restructuring, no longer be available for settlement of the Awards, the Directors shall modify the Awards to provide for payment in cash, in such amount as the Directors consider reasonable, and such payment shall be made at the time specified in paragraph 7 of this Schedule 1. 6 Early Vesting; Sale of Employer Notwithstanding rules 14.2 to 14.5 above, Deferred Bonus Awards will not Vest on the date of cessation but shall continue. 7 Consequences of Vesting Notwithstanding rule 11, but subject to rule 12, the Grantor will procure that Shares are issued or transferred (from treasury or otherwise) to or to the order of the Participant. Such

23 issue or transfer will be made, subject to any Dealing Restriction which prevents such issue or transfer, as soon as reasonably practicable and will normally be made within 45 days of the date of Vesting; provided, however, that such issue and transfer will be made (a) if rule 15 applies, within 90 days of the date of death and (b) in all other cases of Vesting, after the Qualifying Date but not later than the end of the calendar year in which the Qualifying Date occurs. If, however, any Dealing Restriction would delay such issue or transfer beyond the relevant deadline set out in this rule, then the Vested Award will be paid in cash pursuant to Rule 12 not later than such relevant deadline.